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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated January 31, 1997 on the financial statements of Automotive Products Company (a division of A.O. Smith Corporation) included in Registration Statement File No. 333-21943. It should be noted that we have not audited any financial statements of the company subsequent to the date of our report.


                                                  /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
     May 1, 1997